Exhibit 10(a)

                         PURCHASE OF ASSETS AGREEMENT


        AGREEMENT made as of the 30th of April, 1997 between Fairtron Corporation, an Iowa corporation, l700 Delaware Avenue, Des Moines, Iowa (hereinafter referred to as the "Seller"), and Trans-Lux Midwest Corporation an Iowa corporation, c/o 110 Richards Avenue, Norwalk, CT 06856-5090 (hereinafter referred to as Purchaser").

                                R E C I T A L S
                                ---------------

        A. Seller is engaged in the development and manufacture of equipment used in the scoreboard and related sign business, including but not limited to all items included in Seller's catalogs (the "Business") and desires to sell to Purchaser the said Business and certain of its assets, including the goodwill of said Business as a going concern.

        B. Purchaser desires to acquire the said Business and certain of its assets, including the goodwill of said Business as a going concern, upon the terms and conditions and for the purchase price hereinafter more particularly set forth.

        C. Seller, with Purchaser's assistance, has prepared a list of information of assets, liabilities and other items contained in Schedules to this Agreement (collectively the "List").

                              A G R E E M E N T S
                              -------------------

I.  Purchase and Sale
    -----------------

                     1.01 Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from the Seller, on the terms and conditions hereinafter set forth in this Agreement, all of Seller's assets used in or pertaining to the Business (the "Assets") other than the "Excluded Assets" identified in Schedules 1.01(b)-(e), (g) and (h) attached hereto. The Assets to be conveyed to Purchaser include but are not limited to the following:

        (a) all of Seller's right, title and interest to the names "Fairtron" and "Fair-play" and permutations thereof;

        (b) all current assets other than Excluded Assets that are current assets set forth in Schedule 1.01(b), including but not limited to cash, receivables, prepaid assets, and inventories, (including work in progress);

        (c) all fixed assets including the Delaware Avenue property and Dean Avenue leasehold and the fixed assets at such locations except those excluded in Schedule 1.01(c);

        (d) all leases and long-term contracts except those excluded in
Schedule 1.01(d);

        (e) all other long-term assets except those excluded in Schedule
1.01(e);

        (f) all trademarks, trade names, copyrights, patent applications, patent rights and other intellectual property rights used or pertaining to the Business, including but not limited to those set forth in Schedule 2.08, excluding any of the foregoing listed in Schedule 2.08 as used or pertaining solely to the businesses of Fibrelite Corporation or Seller's Athco division and not used or pertaining to the Assets and Business being acquired by Purchaser;

        (g) all rights under maintenance, warranty and other similar contracts except those excluded in Schedule 1.01(g);

        (h) all other assets of Seller including unfilled orders, promotional material and transferable licenses and rights under nondisclosure agreements listed in Schedule 7.12(b) except those listed as "Excluded Assets" in Schedule 1.01(h). Unless the asset is specifically listed as an Excluded Asset , it is being conveyed to Purchaser hereunder.

        l.02 Purchaser agrees to assume only the following enumerated liabilities ("Liabilities") of Seller and agrees to indemnify and hold Seller, its employees, agents and shareholders harmless therefrom, including all costs and expenses (including reasonable legal fees) of defending against any and all of such Liabilities:

        (a) The bank loan existing with Norwest Bank Iowa ("Norwest") at the Closing not exceeding the amount of $2,757,712.

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

        (b) Payment to Seller at Closing to pay officers, employees and former employees' loans to Seller existing at the Closing not exceeding the amount of $362,650, as more particularly described in Schedule l.02(b).

        (c) The mortgage liability of Seller in respect of the Delaware property existing at the Closing in the amount of $700,424 at December 3l, l996 less normal scheduled amortization before May l, l997 (the "Effective Date").

        (d) Seller's equipment leases set forth on Schedule l.02(d).

        (e) Warranty claims made after April 30, l997.

        (f) Necessary expenditures under Sections f(i), f(ii) and f(iii) with respect to conditions existing prior to May l, l997 at Seller's existing properties being acquired or leaseholds assigned hereunder located in Des Moines, Iowa, to comply with the laws referred to in Sections f(i), f(ii) and f(iii) and/or to repair or replace the roof of the Delaware Avenue property, up to a maximum aggregate amount of expenditures of $200,000.

        f(i) Americans with Disabilities Act.

        f(ii) the Occupational, Safety and Health Act ("OSHA").

        f(iii) environmental protection laws ("EPA"). For purposes hereof, EPA collectively shall mean and include, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act 42 U.S.C. S 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. S 6901 et seq., the Clean Air Act, 42 U.S.C. S 7401 et seq., the Clean Water Act, 33 U.S.C. S 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. S 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. S 300f et seq., and C.G.S. S 22a-114 et seq., and all other federal, state or local laws, rules, regulations, or ordinances presently in effect or in effect at any later date relating to the environment and environmental conditions or public health and safety, including those relating to emissions, discharges, releases or threatened releases of oil and hazardous substances whether into soil, air or water.


        (g) Other current liabilities set forth in the Final Balance Sheet as provided in Section 5.0l(b), but excluding those current liabilities set forth in Schedule l.02(g).

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

Except for the Liabilities or as otherwise specifically set forth herein, it is expressly understood and agreed that Purchaser assumes no liabilities or obligations of Seller of any kind or nature whatsoever, whether absolute, contingent, accrued or otherwise, including, but not limited to, any liability of Seller under any product liability claims based on transactions, events or facts existing, occurring or arising prior to May l, l997, bulk sales liability, liabilities incurred with respect to the Athco Division, the Fibrelite Corporation put options or with respect to the lease dated March 6, l995 for premises at 1801 Guthrie Avenue, Des Moines, Iowa (the "Guthrie Leasehold") or sales or other taxes or fees based on the transactions hereunder. Seller agrees to discharge, defend, indemnify and hold Purchaser, its employees, agents and shareholders harmless from and against any and all liabilities of Seller not assumed by Purchaser hereunder (including liabilities under Section 1.02(f) above in excess of $200,000 in the aggregate), as well as against all costs and expenses (including reasonable legal fees) of defending against any and all such liabilities or obligations of Seller.

II.  Representations and Warranties of Seller
     ----------------------------------------

        Seller covenants, represents and warrants to Purchaser as follows:

        2.0l Organization and Standing of Seller.  Seller is a corporation duly
             -----------------------------------
organized, validly existing and in good standing under the laws of Iowa. The Seller has the power to carry on its business as it is now being conducted and is duly qualified, licensed or domesticated and in good standing to do business in each other jurisdiction in which the character of the properties owned or the nature of the activities conducted makes such qualification, licensing or domestication necessary. The List sets forth in Schedule 2.0l each jurisdiction in which the Seller is qualified, licensed or domesticated to do business as at the date of this Agreement (the "Agreement Date").

        2.02 Subsidiaries of Seller.  The Seller has no subsidiaries and owns
             ----------------------
no stock or other securities of any other corporation except Fibrelite Corporation and Seller's Athco division.

        2.03 Ownership of Stock.  The List sets forth in Schedule 2.03 the
             ------------------
owners of all the capital stock of the Seller indicated for him or her on the List, the legal requisite of whom necessary for the approval of this Agreement have agreed to vote their shares at a special meeting of stockholders of Seller to be held on or prior to May l, l997 for a proposal approving and ratifying the execution and delivery of this Agreement and the consummation of the transactions contemplated by Seller. True and correct certified copies of

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

stockholder and Board of Director resolutions have been delivered to Purchaser simultaneously with the execution of this Agreement.

        2.04 Financial Condition and Liabilities.  Seller has initialed and
             -----------------------------------
delivered to Purchaser upon the execution and delivery hereof attached hereto as Schedule 2.04 financial statements for the Seller consisting of audited balance sheets and income statements for the Seller as at and for the fiscal years ended March 31, 1996 and l995 and unaudited balance sheet and income statement for the nine months ended December 3l, l996. The balance sheets are correct and complete and present fairly the financial position of the Seller on the dates indicated, and such income statements are correct and complete, and present fairly the results of operations of the Seller for the periods indicated. Such March 3l, l996 and l995 financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The balance sheet of the Seller as at December 3l, 1996, is hereinafter referred to as the "Latest Balance Sheet".

        The inventories of the Seller, reflected on the balance sheets delivered hereunder, and the inventories as the same will exist on the Closing, were and will be on the Closing, good and merchantable and of a quality and quantity usable and necessary in the ordinary course of business. Items of inventory of below-standard quality of merchantability, if any, have been written down to realizable market value, or adequate reserves provided therefor. The values at which such inventories are carried are at the lower of net invoiced cost or net realizable market price. No value has been attributed on said Latest Balance Sheet to any inventory on hand which is obsolete, stale or excessive. The receivables reflected on such balance sheets resulted from bona fide sales of goods by the Seller, prior to the date of such balance sheets, and such accounts receivable and all other receivables reflected on said balance sheets are good and collectible at the aggregate recorded amounts thereof and are not subject to defense, counterclaim or offset.

        Since February 24, l997, Seller has not committed to any obligation with any vendor for an amount exceeding $25,000 with such vendor in the aggregate or extending more than 90 days without receiving the Purchaser's written approval, if any, except those listed on Schedule 2.04 and which Purchaser hereby expressly approves.

        Except to the extent reflected or reserved against or described in the Seller's Latest Balance Sheet, or disclosed in this Agreement or on Schedule
2.04 of the List, the Seller had, as of such date, no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities due or to become due, whether or not assessed or determined, for any taxable periods ending on or before the

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

Latest Balance Sheet Date. Since the Latest Balance Sheet Date, there has been no material adverse change in the financial condition, business, prospects, assets or other properties of the Seller.

        All Federal and State tax returns and reports of the Seller required by the laws of the United States or the State of Iowa, or the laws of any other jurisdiction, have been or will be duly filed, and all taxes, assessments, fees and other governmental charges upon the Seller upon, or measured by, any of the properties, franchises, income or receipts of the Seller, which are or become due and payable, have been or will be duly and timely paid.

        2.05 Location of Assets.  The List sets forth in Schedule 2.05 (a) all
             ------------------
realty, machinery or equipment which, as of the Agreement Date, is owned by or leased to the Seller; (b) the book value, reserves for depreciation and the net book value, as at the Agreement Date, of any such realty, machinery and equipment and depreciation policy with respect to each thereof and, with respect to all leases, a short description thereof, including terms, expiration dates, rental, renewal and purchase privileges, if any; (c) a schedule of accounts, notes and other receivables of Seller as at the Agreement Date, which accurately sets forth the face amount of each such receivable, the balance uncollected thereon and whether the same is current or delinquent and, if delinquent, the extent of such delinquency, and a description of the collateral, if any, securing each such receivable; and (d) a list of the composition of the inventories of the Seller, as at the Agreement Date, the principal locations thereof and the aggregate value thereof at which such inventories are carried on the books of the Seller.

        2.06 Compliance with Law, Litigation.  The Seller has complied with all
             -------------------------------
laws, ordinances, regulations and orders applicable to its businesses, including, without limitation, all pertinent state and other laws respecting employment, employment practices and benefits, terms and conditions of employment, wages and hours and working conditions including, but not limited to, OSHA, EPA and the Employee Retirement Income Security Act ("ERISA"). Each employee benefit plan has been administered in accordance with ERISA, the Internal Revenue Code of l986, as amended ("Code") and all other applicable laws No breach of fiduciary duty under Section 404 of ERISA has occurred, no Prohibited Transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code has been committed, no Reportable Event as defined in ERISA has occurred and no "accumulated funding deficiency" as defined in Section 4l2 of the Code has been incurred. The Seller has all governmental, union, guild and other franchises, permits, licenses and authorizations appropriate and necessary to the conduct of its businesses and all such franchise permits,

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

licenses and authorizations are valid and in full force and effect. The Seller has not engaged in any activity which would cause revocation or suspension of any such franchise, permit, license or authorization, and no action or proceeding looking to or contemplating the revocation or suspension of any such franchise, permit, license or authorization is pending or threatened. The Seller is not engaged in any unfair labor practices nor have any unfair labor practice claims ever been lodged against it. Except as set forth in the List, there are no actions, suits, proceedings, investigations, strikes or labor disputes pending or threatened against, relating to or affecting the Seller or its properties or businesses or the transactions contemplated by this Agreement, by any person, group, union or governmental department, board or agency, and the Seller is not subject to or in default under any order, writ, decree or judgment of any court or governmental body. The Seller shall indemnify and hold Purchaser harmless from and against any loss, damage, liability or expense (including legal and other fees) incurred or sustained by Purchaser as a result of or attributable to any actions, suits, proceedings or investigations, regardless of whether the same are set forth on the List.

        2.07 Title to Properties.  The Seller has good and marketable title to
             -------------------
and owns outright and absolutely all of the Assets, real and personal, free and clear of all liens, mortgages, pledges, leases, easements, conditional sales agreements, security interests or other encumbrances, charges, liabilities or claims of any nature or kind whatsoever, except as noted in such Latest Balance Sheet or disclosed in said List. All properties and assets owned or used by the Seller in its businesses are in good condition for their intended purpose and conform with all applicable ordinances and regulations, it being understood that except as to real estate and as otherwise provided in this Agreement (including the representations and warranties), such Assets are otherwise being conveyed "as is", "where is". The buildings owned or leased by the Seller and the use and occupancy thereof comply in all material respects with all applicable zoning and municipal ordinances, and the Seller is not in violation of any applicable building code or regulation. The Seller has duly complied with and its facilities, business, assets, property, leaseholds and equipment are in compliance with the provisions of all laws, statutes, ordinances and code relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of any hazardous wastes or substances and there are no outstanding citations, notices or orders of noncompliance issued to the Seller or relating to its business, assets, property, leasehold or equipment under any such laws, rules or regulations. Fibrelite Corporation owns no fixtures and has no interest in the Assets.

        2.08 Patents, Trademarks, Copyrights and Licenses.  The Seller is the
             --------------------------------------------
sole and exclusive owner free of claims of others of the patents, patent applications, patent rights, trademarks, trade names and copyrights set forth on Schedule 2.08 of the List. The Seller is not a party to any contract for the sale or purchase of any patent, patent application, patent rights or patent licenses, nor is the Seller a party to any royalty or license agreement, except as set forth on the List. The List sets forth all trademarks and trade names of the Seller, all of which have been duly and properly registered under all applicable fictitious name statutes and other applicable registration laws and regulations, and a list of all licenses held by the Seller or its employees for the benefit of the Seller authorizing performance by the Seller of work in the areas or localities set forth in such List, all of which licenses are valid and subsisting. The Seller and its employees have in all material respects performed all of their obligations under such licenses. The Seller owns or possesses adequate and valid licenses or other rights in full force and effect to use all patents, patent applications, trademarks, trade names, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information systems or procedures), licenses and other franchises and technology (collectively "Intellectual Property Rights") used in the conduct of its businesses as now operated by it and the Seller has not received any notice of conflict with the asserted Intellectual Property Rights of others. The Seller is not using in any aspect of its businesses any patents, patent applications, trademarks, trade names, copyrights, inventions, service marks, service names or other Intellectual Property Rights in any manner except as set forth in the List, and the Seller does not require any other licenses nor is the Seller required to pay royalties or other fees on any licenses required to carry on its businesses in the manner in which it now conducts the same.

        2.09 Performance of Contracts.  The Seller has performed all
             ------------------------
obligations required to be performed by it, and is not in default under any contract, lease, license or other document to which it is a party or to which any of its assets are subject, and the Seller does not know of any event which, with the passage of time or the giving of notice, or both, would constitute a default under any thereof, excluding accounts payable past due which have been disclosed to Purchaser and except for pending litigation as each is disclosed in Schedule 2.09. All such contracts, leases, licenses and other documents are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto. All completed contracts and all development contracts have been and are being performed in accordance with the terms thereof and the required specifications and materials and meet minimum industry standards in all respects. Warranty or other reserves with respect to all such contracts are adequate to meet any necessary corrective actions.

        2.10 Contracts.  Except as described in Schedule 2.l0 of the List, the
             ---------
Seller is not a party to any written or oral (a) contract for the employment of

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

any officer or individual or any pension, profit-sharing, bonus, retirement, stock option or similar incentive or deferred compensation plan or arrangement in effect with its officers, employees or others; (b) contract for the acquisition of real estate or other fixed assets; (c) financing arrangement involving the mortgaging, pledging or other hypothecation of assets or involving a borrowing; (d) contract with any labor union; (e) contract, commitment or other arrangement continuing for more than three (3) months or providing for the future purchase of materials or supplies; (f) contract for the performance of work, labor or services, (g) sales agency, representation, dealer, distribution, management or other similar contracts; (h) contract with any governmental authority, or commission agent; (i) any contract, arrangement or understanding under which the Seller has assumed, guaranteed, endorsed or otherwise become liable in connection with the obligation of any person, firm or corporation; (j) contract with any of Seller's stockholders or their affiliates; or (k) any contract not included in any of the foregoing which is material and was not made in the ordinary and usual course of business of the Seller as conducted at the Agreement Date. True and complete copies of all contracts, leases, licenses and other documents described in the List, shall be initialed by the Seller and delivered to Purchaser upon the execution and delivery hereof.

        2.11 Directors and Officers, Banks, Power of Attorney.  The List sets
             ------------------------------------------------
forth in Schedule 2.11 (a) the names of all directors and officers of the Seller, (b) the name and address of each bank in which the Seller has one or more accounts and (c) the names of all persons holding tax or other powers of attorney from the Seller and a summary statement of the terms thereof.

        2.12 Insurance.  The insurance coverage of the Seller is, and will be
             ---------
through the Closing, adequate for all normal risks incident to the Seller's businesses. All such policies are in full force and effect and the Seller is not in default under any of them.

        2.13 Employee Relations.  Except as set forth in Schedule 2.l3 of the
             ------------------
List referred to in Section 1.01 hereof, the Seller is not a party to any collective bargaining agreement. There are and have been no strikes, lockouts, other work stoppages, picketing or labor disputes during the past five (5) years in which the Seller or any of its premises are or were involved, and no event has transpired which has had or will have a material adverse effect on the relationship between the Seller and its employees. There are no oral or written contracts, agreements or arrangements obligating the Seller to increase the compensation or benefits paid or payable to any of its employees being retained by Purchaser now or at any future time.

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

        2.14 Transactions Since Latest Balance Sheet Date.  The Seller has not,
             --------------------------------------------
since the Latest Balance Sheet Date, (a) issued or agreed to issue any stock, bonds, or other corporate securities, including securities convertible into stock; (b) declared or made any payment, dividend or distribution to stockholders or purchased or redeemed any shares of its capital stock; (c) mortgaged, pledged or subjected to lien, charge or any other encumbrance any of its assets, tangible or intangible, except as required by any existing contracts or agreements described in this Agreement or in the List; (d) suffered any damage or loss, whether or not covered by insurance, materially affecting its property or business; (e) sold or transferred any of its assets except in the ordinary and usual course of its business as conducted at the Latest Balance Sheet Date, or except as required by any existing contracts or agreements described in this Agreement or in the List; (f) paid to any officer, employee or any other person any extra compensation or bonus, or made any arrangement or commitment therefor, or increased the salary or other compensation of any officer or other executive employees; (g) sold, licensed, assigned or transferred any Intellectual Property Rights; or (h) incurred any material obligations or liabilities, absolute or contingent, except in the ordinary and usual course of business or pursuant to existing contracts and agreements described in this Agreement or in the List. Notwithstanding the foregoing, it is expressly understood and agreed Purchaser is not obtaining the Athco Division or Fibrelite Corporation nor the Guthrie Leasehold as disclosed in Schedules 1.0l(b)-(e), (g) and (h) and Schedule 2.08 and Seller may retain or dispose of such items subject to Section 7.l0 with respect to the Athco distributor agreement, and Section 7.ll with respect to the Fibrelite development agreement.

        2.15 Right to Sell, Corporate Records.  This Agreement is a valid and
             --------------------------------
binding obligation of the Seller enforceable in accordance with its terms. There are no provisions of the articles of incorporation or by-laws of the Seller or of any agreement to which any of the Seller's stockholders is or are parties or to which the Seller is a party, which prohibit, limit or otherwise affect the right, power and authority of Seller to execute this Agreement or to consummate the transactions contemplated hereby. No consent or approval of any party or governmental authority is necessary for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
The Seller has all requisite corporate power and authority to own and operate its properties and to carry on each and every phase of its business.

        2.16 Events Subsequent to Agreement Date.  The Seller will promptly
             -----------------------------------
advise Purchaser in writing of the occurrence of any events which come to the knowledge of Seller after the Agreement Date and prior to or on the Closing Date relating to any of those matters which are the subject of the covenants, representations and warranties of the Seller contained in Section 2.01 to 2.15, inclusive.

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


        2.17 Employee Benefits.  Seller shall have full responsibility for the
             -----------------
payment of all compensation and other benefits accruing (i) to all its employees prior to May l, l997, including but not limited to accrued vacation, 40l(k) and sick leave liability, and (ii) to any of its employees who are not employed by Purchaser on the Closing Date, including liability for any and all severance pay which may become payable to employees of Seller who are not employed by Purchaser at the Closing Date. Purchaser shall have no responsibility for any compensation, employee benefits or severance pay for any employees of Seller who are not employed by Purchaser. At Seller's request and expense, Purchaser will continue to administer COBRA for terminated employees.

        2.18 General.  No representation or warranty by the Seller in this
             -------
Agreement, or in any List or other documents furnished or to be furnished to Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading. The Seller has herein disclosed to Purchaser all facts material to the financial condition, assets, prospects and businesses of the Seller.

        The covenants, representations and warranties of the Seller contained in this Agreement shall be true and correct in all respects as of the Closing Date with the same force and effect as if given and made on and as of the date and time of Closing, and such covenants, representations and warranties shall survive the Closing and the consummation of the transactions contemplated by this Agreement notwithstanding any investigation or examination made for or on behalf of Purchaser or the acceptance by Purchaser of any certificate or opinion furnished in connection with or at the Closing. In addition to all other rights Purchaser might have, the Seller shall defend, indemnify and hold Purchaser harmless from and against any loss, damage or expense (including legal or other fees) incurred or sustained by Purchaser as a result of or attributable to any misrepresentation or breach of any covenant, representation or warranty given or made by Seller and against any loss, damage or expense (including legal and other fees) which would not have been incurred or sustained by Purchaser if such covenants, representations and warranties had been true and correct. In addition to all other rights and remedies Purchaser may have, Purchaser shall have the right to offset any claims under this Agreement against any payments due to Seller under this Agreement.

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

III.  Access, Information and Cooperation
      -----------------------------------

        3.01 Access and Information.  The Seller shall give or cause to be
             ----------------------
given to Purchaser and to Purchaser's counsel, accountants, engineers and other representatives, full access during normal business hours throughout the period prior to the Closing to all of the Seller's properties, books, contracts, commitments and records, and shall furnish Purchaser during such period with all such information concerning the Seller's affairs as Purchaser may reasonably request, it being distinctly understood and agreed, however, that such investigations as may be made by Purchaser in accordance herewith or otherwise shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by the Seller in this Agreement, and that the consummation by Purchaser of the transactions contemplated by this Agreement shall be conclusively deemed to have been in reliance upon the covenants, representations and warranties made in this Agreement by the Seller.

IV.  Representations and Warranties of Purchaser.
     -------------------------------------------

        Purchaser represents and warrants to the Seller as follows:

        4.01 Purchaser is a corporation duly organized and validly existing under the laws of the State of Iowa, and is legally able to enter into and perform this Agreement, and this Agreement and each of the transactions contemplated herein has been duly authorized by all necessary corporate action of Purchaser.

V.  Transfer and Payment for Assets.
    -------------------------------

        5.01 Transfer, Payment and Escrow.  (a) In full payment for the sale,
             ----------------------------
transfer, assignment and delivery to Purchaser of the Assets as hereinabove set forth, and in full consideration therefore, Purchaser, subject to all of the terms and conditions of this Agreement, will pay to Seller $450,000 ("Purchase Price") subject to adjustment as hereinafter provided, as follows:

        (i) $250,000 by wire transfer to Norwest Bank for account of Fairtron Corporation, account No. 3001133271.
                         ----------

        (ii) $200,000 by check or wire transfer to Weisman Celler Spett & Modlin, P.C. as Escrow Agent ("Escrow Agent") to be held in escrow ("Escrow") in accordance with the escrow agreement ("Escrow Agreement") referred to in
Section 7.l3 as partial security against breaches of Seller's representations,

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

warranties and covenants in Article II asserted by Purchaser during the period ending December 3l, l997.

        (b) Promptly after March 3l, l997 Seller will cause Deloitte & Touche LLP ("D&T") at Seller's expense, to make an examination in accordance with generally accepted accounting principles of the balance sheet of Seller as of March 3l, l997 and of Seller's income and loss for the twelve (l2) months ended March 3l, l997. Purchaser shall also prepare a balance sheet as of April 30, l997 (the "Final Balance Sheet") except the principles used to determine the Latest Balance Sheet shall be applied in the Final Balance Sheet to determine the Difference as defined in Section 5.0l(c) below In the event the Seller disagrees with the Final Balance Sheet, any such dispute shall be submitted to D&T who shall conduct at Purchaser's expense an audit of such Final Balance Sheet using the principles used to determine the Latest Balance Sheet. Seller shall fully cooperate with D&T and shall furnish such auditors with such documents and representations as they shall require in connection with such audit. Seller is aware such cooperation by Seller is a material element of the transactions contemplated hereunder and Purchaser would not proceed hereunder without Seller's agreement to cooperate.

        (c) The Purchase Price shall be appropriately adjusted on a dollar for dollar basis to the extent that the Final Balance Sheet shows an increase or decrease in (x) the amount of current assets (adjusted by items excluded in Schedule 1.01(b)) less current liabilities (adjusted by items excluded in Schedule l.02(g) as compared to (y) the amount of $1,671,566 (which has already been adjusted for the same excluded items) The increase or decrease between the amounts in (x) and (y) is referred to as the "Difference". If the Final Balance Sheet shows an increase in the Difference, then Purchaser shall within five (5) days following the final determination of the Final Balance Sheet wire such increase to the bank account set forth in Section 5.0l(a)(i) above. If the Final Balance Sheet shows a decrease in the Difference, then Purchaser shall direct the Escrow Agent to wire the amount of the decrease in the Difference to Purchaser's bank account. If the decrease is more (the "Excess") than the escrow fund plus the accrued interest thereon, Seller shall remain fully liable to Purchaser for any such Excess. The Escrow Agent shall retain the balance of the escrow fund plus accrued interest thereon after such payment.

        (d) Any determination by D&T hereunder with respect to the Final Balance Sheet shall be final and binding on the parties.

        (e) In the event Purchaser determines there are any breaches of Seller's representations, warranties and covenants in this Agreement, Seller and Purchaser shall discuss such claim in good faith. To the extent Seller and Purchaser agree on the amount of any claim, they shall jointly direct the Escrow Agent to pay the agreed amount out of the escrow fund to Purchaser. Purchaser may at any time notify the Escrow Agent of such claims. If at December 3l, l997 there are no claims received by the Escrow Agent, it shall wire the balance of the escrow fund including any accrued interest to Seller's bank account on January 2, l998. If there are any claims, the Escrow Agent will wire to Seller's bank the amount of the escrow fund less the amount of the claims which the Escrow Agent shall continue to hold in Escrow, promptly after January 2, l998 and the parties shall submit the dispute to binding arbitration in accordance with the commercial rules of the American Arbitration Association in Chicago, Illinois before a single arbitrator. The parties shall share the costs of the arbitration and each party shall pay its own legal and other expenses. The decision of the arbitrator must be in writing and set forth the basis for the award. The Escrow Agent shall be entitled to rely on a copy of the award in making the final payments from the escrow fund. Interest in the escrow fund shall be paid pro rata to the parties in the same proportion as the final payments from the escrow fund based on the award.

        (f) The payment to Seller of any amounts under the escrow fund shall not constitute a release by Purchaser of any claims against Seller, Seller to remain fully liable for all claims and adjustments under this Agreement.

        5.02 Contingent Payment.  During the five (5) year period commencing as
             -------------------
of May l, l997, Purchaser shall pay to Seller an amount equal to 4% of Purchaser's annual catalog sales (as determined in accordance with generally accepted accounting principles) of scoreboard and related signs exceeding $8,000,000 for each twelve (l2) month period, not to exceed (i) $l00,000 for any twelve month period ending April 30 in such five (5) year period, and (ii) a maximum aggregate amount of $250,000 for such payments under this Section during such five (5) year period ending April 30, 2002. Until Purchaser has paid the maximum contingent obligation of $250,000 hereunder, Purchaser shall submit a report of such outdoor sign catalog sales within 90 days after the end of each such period ending April 30 accompanied by payment, if any, due Seller under this Section. Seller may have D&T at Seller's expense examine Purchaser's records on at least ten (l0) days notice for any such completed twelve (l2) month period following receipt of Purchaser's report. Such examination may take place only once for any period which examination shall not extend for more than five (5) consecutive business days and no examination may take place later than two (2) years following Seller's receipt of such report. Annually, as part of Purchaser's audit, at Seller's request and expense, D&T or other independent public accountant of Purchaser, will provide Seller with a report of such sign catalog sales by Purchaser so that Seller can confirm the information otherwise provided by Purchaser.

        5.03 Closing Adjustments.  The sale and transfer shall take place as of
             -------------------
the close of business on April 30, l997, effective May l, l997.

VI.  Action by Seller Prior to Closing.
     ---------------------------------

        6.01 Prohibited Actions.  From and after the Agreement Date to and
             ------------------
including the Closing, the Seller shall not take any action of the kind described in Section 2.14 hereof. The Seller shall not take any action which would cause any of the covenants, representations or warranties of the Seller contained in this Agreement not to be true and correct in all material respects as of the Closing, or which would result in a breach or non-performance of any of the Seller's agreements or obligations contained in this Agreement. Additionally, but not in limitation of the foregoing Seller will (i) not commit to any obligation or series of obligations prior to Closing with any vendor for an amount exceeding $25,000 with such vendor in the aggregate or extending more than 90 days without first obtaining written approval from Purchaser, (ii) act in good faith in all dealings during the transition, make all required mortgage and other payments in the ordinary course of business, not make any unusual or special deals or engage in other transactions outside the ordinary course of business or change compensation of personnel who may be retained by Purchaser without first obtaining written approval from Purchaser, and (iii) continue to operate the business in the ordinary course and in an efficient manner in order to transfer it as a going concern and there will be no material adverse change or litigation with respect to the business and Assets being acquired by Purchaser prior to Closing.

VII.  Conditions to Obligations of Purchaser.
      --------------------------------------

        The obligations of Purchaser to close are, at its option, subject to the following conditions:

        7.01 Truth of Representations and Warranties.  The representations and
             ---------------------------------------
warranties of the Seller to Purchaser contained in this Agreement shall in all material respects be true and correct as of the time of Closing, with the same force and effect as though such had been made and given at that time and shall survive the Closing irrespective of any release of escrow funds and Purchaser's due diligence review with respect thereto. The Seller shall otherwise have fully complied with and performed all of its obligations hereunder. Purchaser shall have received a certificate to the foregoing effect signed by the Seller.

        7.02 Legal Opinion.  There is delivered to Purchaser on the Closing the
             -------------
favorable opinion of Belin Lamson McCormick Zumbach Flynn, counsel for the
                     ------------------------------------
Seller dated as of the Closing Date, in form and substance satisfactory to Purchaser's counsel, as to the matters specified in Section 2.01, 2.02, 2.03, and 2.15 hereof. Such opinion shall also state that such counsel does not know or have any reasonable grounds to know of any litigation, proceeding or governmental investigation pending or threatened against or related to the Seller, its properties or businesses, except as set forth in the List.

        7.03 Casualty Losses.  At or prior to the time of Closing, the Seller
             ---------------
shall not have sustained any loss, whether or not insured, by reason of physical damage to any of its assets or properties caused by fire, flood, accident, explosions or other calamity which would impair the carrying on of its business in the normal and regular course.

        7.04 Corporate Changes.  At the Closing Date, the Seller shall take or
             -----------------
cause to be taken such action to change Seller's name to a name dissimilar to Seller's present name as set forth in Schedule 7.04 and the adoption of such other resolutions by the Seller's Board of Directors and stockholders as Purchaser may request including any thereof consenting to a change of name of Purchaser.

        7.05 Continuity of Management and Operation.  To insure continuity of
             --------------------------------------
executive management and direction of the Seller's business acquired by Purchaser, the four (4) employees designated in Schedule 7.05 of the List as employees who will enter into employment agreements shall, prior to the time of Closing but contingent to such Closing, enter into employment agreements with the Purchaser upon the terms and conditions set forth in the form of agreement set forth in Schedule 7.05. The Seller shall, except as otherwise requested by Purchaser, use its best efforts (without making any commitment on Purchaser's behalf) to preserve its business organization intact; to keep available to the Purchaser the services of its officers and employees; to preserve for the Seller the good will of its businesses and to continue the businesses of the Seller in regular course.

        7.06 Consents.  There is delivered to Purchaser on the Closing evidence
             --------
of all bank or other mortgagee, landlord and governmental consents and approvals to the transactions to be effected pursuant hereto, which are necessary to permit the valid transfer of the Assets of the Seller to Purchaser.

        7.07 Action or Proceeding.  No suit, action or proceeding, or
             --------------------
governmental investigation, against or concerning, directly or indirectly,

Purchaser or Seller, or any of its or their properties shall have been instituted or reinstituted, nor shall any basis therefore have arisen, that might eventuate in an order or judgment of any court or administrative agency which, in the opinion of Weisman Celler Spett & Modlin, P.C., renders it impossible or inadvisable for Purchaser to consummate the transactions contemplated by this Agreement.

        7.08 Satisfaction of Counsel for Purchaser.  All transactions
             -------------------------------------
contemplated hereby, and the form and substance of all legal proceedings and of all papers used or delivered hereunder, shall be satisfactory to counsel for Purchaser, to the extent requested by Purchaser.

        7.09 Consents of Purchaser's Lender.  Purchaser shall have received the
             ------------------------------
consent of First Union Bank of Connecticut to the transactions to be effected hereto.

        7.l0 Athco Dealer Agreement.  Simultaneous with the Closing, Athco will
             ----------------------
enter into an agreement with Purchaser to distribute Purchaser's signs in form annexed hereto as Schedule 7.l0.

        7.11 Fibrelite Development Agreement.  Simultaneous with the Closing,
             -------------------------------
Fibrelite Corporation or its successor will enter into an option agreement with Purchaser in form annexed hereto as Schedule 7.11.

        7.l2 Jacques Foster and other Agreements.  Simultaneous with the
             -----------------------------------
Closing, (a) Jacques Foster will enter into a consulting noncompete agreement in form of Schedule 7.l2(a) and (b) Seller shall assign its rights under any nondisclosure agreement executed by individuals set forth in Schedule 7.l2(b).

        7.l3 Escrow Agreement.  Simultaneous with the Closing, the Seller,
             ----------------
Purchaser and Escrow Agent will enter into the Escrow Agreement in the form initialed by the parties on the execution of this Agreement.


        7.14 Miscellaneous.  In the event that the conditions set forth in this
             -------------
Article VII have not been fulfilled and satisfied, Purchaser, in addition to any other rights which it may have available to it, shall have the right to proceed with the transactions contemplated hereby.

VIII.  Conditions to Obligations of Seller.
       -----------------------------------

        The obligations of the Seller to close hereunder are, at its option, subject to the following condition:

        8.01 Truth of Representations and Warranties.  The representations and
             ---------------------------------------
warranties of Purchaser contained in Article IV hereof shall in all material respects be true and correct as of the time of Closing and with the same force and effect as though such had been made at that time and Purchaser shall have fully complied with and performed all of its other obligations hereunder.

        8.02 Release of Guaranty.  The guaranty by Jacques Foster of the bank
             -------------------
loan of Norwest Bank to Seller shall be released. Purchaser shall use good faith efforts to have Mr. Foster released of his guaranty of other Liabilities expressly assumed by Purchaser, but this is not a condition.

        8.03 Guaranty of Payments.  Trans-Lux Investment Corporation shall
             --------------------
guaranty the payment of the (x) increase in the Difference, if any, under
Section 5.0l(c), (y) contingent payment under Section 5.02 and (z) amounts payable under Schedule 7.l2(a), the Jacques Foster Agreement.

        8.04 Legal Opinion.  There is delivered to Seller on the Closing the
             -------------
favorable opinion of Weisman Celler Spett & Modlin, P.C., counsel for Purchaser, as to the matters specified in Section 4.0l.

IX.  Benefit of Nonassignable Contracts
     ----------------------------------

        9.0l Nothing contained in this Agreement shall be construed as an attempt to agree to assign any contract, license, lease or other asset which is in law nonassignable without the consent of the other party or parties thereto unless such consent shall be given. In order that the value and benefits of any such contract, license, lease and other asset (which is not so assignable) included within the Assets be transferred to Purchaser and all claims and demands therein may be realized, Seller hereby covenants with Purchaser that it will, at the request of Purchaser and at Purchaser's expense for any out-of-pocket costs of Seller, take all such reasonable action and do or cause to be done all such things as shall be reasonably necessary or proper (i) in order that the rights and obligations with respect to the Assets under such contracts, licenses, leases and other assets shall be preserved and Purchaser shall realize the values and benefits thereof, including, but not limited to, performing any such contract, license or lease in Seller's name for the benefit of Purchaser, using any available required Assets which Purchaser then owns at no charge, and (ii) to facilitate the collection of the moneys due and payable with respect to the Assets, Seller shall hold all such monies with respect to only the Assets when and as received in trust for the benefit of, and shall immediately pay the same over to Purchaser.

X.  Closing Date.
    ------------

        10.01 The closing of the transactions contemplated hereby (herein sometimes referred to as the "Closing" or "Closing Date") shall take place at the offices of Belin Lamson McCormick Zumbach Flynn, 2000 Financial Center, Des Moines, Iowa at 10 o'clock in the forenoon on or about April 30, l997 effective May 1, 1997, or such other reasonable date upon which the parties shall agree to suit the convenience of each other.

        10.02 Delivery by Seller to Purchaser.  At or prior to Closing, subject
              -------------------------------
to the terms and conditions of this Agreement, the Seller will deliver or cause to be delivered to Purchaser:

                (a) All such deeds, bills of sale, assignments, instruments, documents and books and records as in the opinion of counsel to Purchaser may be necessary or desirable in order to evidence or perfect the sale, assignment, transfer and conveyance of all of the properties and assets sold by Seller to Purchaser hereunder. Seller further agrees that it will execute and deliver to Purchaser, after the Closing Date, such other instruments and documents, and do and perform all such other acts, as may be requested by Purchaser or its counsel fully to convey and transfer to and vest in Purchaser and protect its right, title and interest in and enjoyment of all properties and assets of Seller intended to be transferred to Purchaser pursuant to this Agreement. Concurrently with the time of Closing effective May 1, 1997, exclusive possession of all of the Assets sold hereunder shall be delivered to Purchaser's representatives by Seller and at Seller's cost and expense.

                (b) The opinion of Messrs. Belin Lamson McCormick Zumbach Flynn, Esqs., counsel for the Seller, required by Section 7.02 hereof;

                (c) The certificates, opinions, consents, and agreement and documents required by Article VII hereof.

        10.03 Delivery by Purchaser to Seller.  On May 1, 1997, subject to the
              -------------------------------
terms and conditions of this Agreement and the delivery by the Seller of the items referred to in Section l0.02, Purchaser will pay to the Seller the consideration which is to be paid or delivered to Seller on the Effective Date of the Closing and enter into the consulting noncompete agreement with Jacques Foster referred to in Section 7.l2.

XI.  General Provisions.
     ------------------

        11.01 Services.  Seller agrees to indemnify Purchaser and hold
              --------
Purchaser harmless from and against any and all liabilities to any persons claiming brokerage commissions or finders fees on account of services rendered in connection with this Agreement or the transactions contemplated hereby including but not limited to Business Capital Corporation whose fee will be paid by Seller.

        11.02 Restrictive Covenant.  Seller agrees that, from and after the
              --------------------
Closing, it will not for a period of eight (8) years thereafter, unless with Purchaser's prior written consent, directly or indirectly own, manage, operate, join, control or participate in or be connected as a joint venturer or otherwise with any company engaged in any business in competition with the businesses of the Seller as of the date hereof or as of the Closing Date, acquired by Purchaser (but excluding herefrom any distribution of Purchaser's signs by the Athco division of Seller or Fibrelite Corporation's development of the Fibrelite Product as defined in Schedule 7.11 ). Seller further agrees that it will not at any time knowingly divulge, furnish or make accessible to any third party or organization any confidential information concerning the Seller or any aspect of its businesses, including, without limitation, confidential methods of operation and organization, confidential sources of supply and customer lists. Seller acknowledges that the remedy at law for any breach by it of the foregoing will be inadequate and that Purchaser shall be entitled to injunctive relief, in addition to any remedies at law, for any breach or threatened breach of the covenants contained in this Section 11.02.

        11.03 Notice.  Any notices given by Purchaser to the Seller hereunder
              ------
shall be sufficient if sent by certified mail, return receipt requested, to the Seller at the address set forth above with a copy to Belin Lamson McCormick Zumbach Flynn, 2000 Financial Center, Des Moines, Iowa 50309-3989, Att: Thomas
E. Flynn, Esq. . Any notices given by the Seller to Purchaser hereunder shall be sufficient if sent by certified mail, return receipt requested, to Purchaser, Att: President, with a copy to Weisman Celler Spett & Modlin, P.C., 445 Park Avenue, New York, New York 10022, Att: Howard S. Modlin, Esq..

        11.04 Entire Agreement.  This Agreement shall be binding upon and inure
              ----------------
to the benefit of the Seller and Purchaser and their respective successors and assigns. This instrument contains the entire agreement of the parties and may not be changed or modified except in writing, signed by the parties.

        IN WITNESS WHEREOF, this Agreement has been duly executed on the date first above written.


                        FAIRTRON CORPORATION


                        By:/s/ Jacques Foster
                           ----------------------------
                                              Title

                        TRANS-LUX MIDWEST CORPORATION


                        By:/s/ Angela D. Toppi
                           ----------------------------------
                                              SVP     Title

d:\f0381\purassets-agr.doc

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